Exhibit 21

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization
(including dba name, if applicable)

4Therapy.com Network	California
Abilene Behavioral Health, LLC	Delaware
Abilene Holding Company, LLC	Delaware
Academy of the Sierras, a Healthy Living Academy, LLC dba Academy of the Sierras North Carolina dba Wellspring Academy of California dba Wellspring Academy of the Carolinas	Delaware
Academy of the Sierras, LLC	Delaware
Acadia Management Company, LLC	Delaware
Acadia Merger Sub, LLC	Delaware
Acadiana Addiction Center, LLC dba Acadiana Addiction Center	Delaware
Adirondack Leadership Expeditions, LLC	Delaware
Advanced Treatment Systems, Inc. dba Coatesville Treatment Center dba Lebanon Treatment Center	Virginia
AHS of Idaho, Inc. dba SUWS Adolescent Program dba SUWS Youth Programs dba SUWS Journeys	Idaho
AIBA, LLC	Delaware
Ascent Acquisition - CYPDC, LLC	Arkansas
Ascent Acquisition - PSC, LLC	Arkansas
Ascent Acquisition, LLC dba Ascent Children’s Health Services dba Ascent	Arkansas
Aspen Achievement Academy, LLC	Delaware
Aspen Education Group, Inc.	California
Aspen Ranch, LLC	Delaware
Aspen Solutions, Inc.	California
Aspen Youth, Inc.	California
ATS of Cecil County, Inc. dba Cumberland Treatment Center dba Elkton Treatment Center dba Pine Heights Treatment Center	Virginia
ATS of Delaware, Inc. dba Claymont Treatment Center	Virginia

ATS of North Carolina, Inc.
dba Carolina Treatment Center of Fayetteville
dba Carolina Treatment Center Of Pinehurst
dba Carolina Treatment Center Of Goldsboro
dba Cumberland County Treatment Center
dba Mountain Health Solutions – North Wilkesboro
dba Mountain Health Solutions – Asheville

Virginia
Austin Behavioral Hospital, LLC	Delaware
Austin Eating Disorders Partners, LLC	Missouri
AY CH, Inc.	New York
AYS Management, Inc. dba AYS New Jersey, Inc.	California
Baton Rouge Treatment Center, Inc. dba Baton Rouge Treatment Center dba North Louisiana Treatment Center dba North Shore Treatment Center	Louisiana

Name of Subsidiary	Jurisdiction of Incorporation or Organization
(including dba name, if applicable)

Bayside Marin, Inc. dba Bayside Marin I dba Bayside Marin II dba Bayside Marin III dba Bayside Marin IV	Delaware
BCA of Detroit, LLC	Delaware
Beckley Treatment Center, LLC dba Beckley Treatment Center	West Virginia
Behavioral Centers of America, LLC	Delaware
Belmont Behavioral Hospital, LLC	Delaware
Belmont Physician Services, LLC	Delaware
BGI of Brandywine, Inc. dba Bowling Green at Brandywine	Virginia
Bowling Green Inn of Pensacola, Inc. dba Twelve Oaks Treatment Center dba Wellness Resource Center	Virginia
Bowling Green Inn of South Dakota, Inc. dba Keystone Treatment Center	Virginia
Bromley Brook School, LLC	Delaware
California Treatment Services dba Recovery Solutions of Santa Ana	California
Capestrano Investment Company, Inc.	Puerto Rico
Capestrano Realty Company, Inc.	Puerto Rico
CAPS of Virginia, Inc.	Virginia
Cartersville Center, Inc. dba Cartersville Center	Georgia
Cascade Behavioral Holding Company, LLC	Delaware
Cascade Behavioral Hospital, LLC	Delaware
Centerpointe Community Based Services, LLC	Indiana
Charleston Treatment Center, LLC dba Charleston Treatment Center	West Virginia
Clarksburg Treatment Center, LLC dba Clarksburg Treatment Center	West Virginia
Commodore Acquisition Sub, LLC	Delaware
Comprehensive Addiction Programs, Inc.	Delaware
Coral Health Services, Inc.	Wisconsin
CPCA, LLC	Delaware
CRC ED Treatment, Inc. dba Center for Hope of the Sierras dba Montecatini dba Montecatini II dba Carolina House dba Carolina House-Raleigh dba Montecatini Outpatient Treatment Center	Delaware
CRC Health Corporation dba eGetgoing	Delaware
CRC Health Group, Inc.	Delaware
CRC Health Management, Inc.	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization
(including dba name, if applicable)

CRC Health Oregon, Inc.
dba Allied Health Services Portland - Alder
dba Allied Health Services Ontario
dba Allied Health Services Portland - Belmont
dba Allied Health Services East
dba Allied Health Services Portland - Burnside
dba Allied Health Services Beaverton
dba Allied Health Services - Medford
dba Health Services Treasure Valley
dba Willamette Valley Treatment Center
dba Allied Health Services for Drug Recovery

Oregon

CRC Health Tennessee, Inc.
dba New Life Lodge
dba New Life Recovery Services-Cookeville
dba New Life Recovery Services-Jacksboro
dba New Life Recovery Services-Jamestown
dba New Life Recovery Services-Knoxville
dba New Life Recovery Services-Knoxville West

Tennessee
CRC Health Treatment Clinics, LLC dba North Florida Treatment Center	Delaware
CRC Holdings, LLC	Delaware
CRC Recovery, Inc. dba Midcoast Treatment Center dba Cedar Rapids Treatment Center dba Ann Arbor Treatment Center dba Western Michigan Treatment Center	Delaware
CRC Weight Management, Inc.	Delaware
CRC Wisconsin RD, LLC dba Burkwood Treatment Center	Wisconsin
Crestwyn Health Group, LLC	Tennessee
Crossroads Regional Hospital, LLC dba Longleaf Hospital	Delaware
Delta Medical Services, LLC	Tennessee
Detroit Behavioral Institute, Inc.	Massachusetts
DMC-Memphis, LLC	Tennessee
East Indiana Treatment Center, LLC dba East Indiana Treatment Center	Indiana
Evansville Treatment Center, LLC dba Evansville Treatment Center	Indiana
Four Circles Recovery Center, LLC dba Four Circles Evolution	Delaware
Galax Treatment Center, Inc. dba Life Center of Galax dba New River Treatment Center dba Clinch Valley Treatment Center	Virginia
Generations BH, LLC	Ohio
Greenleaf Center, LLC dba Greenleaf Center	Delaware
Habilitation Center, LLC	Arkansas
Habit Holdings, Inc.	Delaware
Habit Opco, Inc.	Delaware
Healthy Living Academies, LLC dba Wellspring Retreat dba Wellspring Journey dba Wellspring Camps	Delaware
Hermitage Behavioral, LLC	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization
(including dba name, if applicable)

HLA-CW, LLC dba Wellspring Family Camp dba Wellspring Lake Tahoe dba Wellspring Oregon dba Wellspring Georgia dba Wellspring Washington DC dba Wellspring Family Camp, LLC dba Wellspring Hawaii	Delaware
HLA-WAC, LLC dba Western Wellspring Adventure Camp, LLC dba Wellspring Adventure Camp California dba Wellspring Adventure Camp North Carolina dba Wellspring Camp La Jolla	Delaware
HMIH Cedar Crest, LLC	Delaware
Huntington Treatment Center, LLC dba Huntington Treatment Center	West Virginia
Indianapolis Treatment Center, LLC dba Indianapolis Treatment Center	Indiana
IVRTC, LLC	Delaware
Jayco Administration, Inc.	Nevada
Kids Behavioral Health of Montana, Inc. dba Acadia Montana	Montana
Lakeland Hospital Acquisition, LLC dba Lakeland Regional Hospital dba Lakeland Behavioral Health System	Georgia
Loan Administration, LLC	Delaware
Loan Holdings, LLC	Delaware
McCallum Group, LLC	Missouri
McCallum Properties, LLC	Missouri
Millcreek School of Arkansas, LLC	Arkansas
Millcreek Schools, LLC	Mississippi
Milwaukee Health Services System dba 10th Street Clinic dba River’s Shore Clinic dba Madison Health Services dba Valley Health Services dba Wausau Health Services	California
Mount Bachelor Educational Center, Inc.	Oregon
National Specialty Clinics, LLC	Delaware
New Leaf Academy, Inc. dba New Leaf Academy	Oregon
Northeast Behavioral Health, LLC	Delaware
Northstar Center, Inc.	Delaware
Oaktree Care Group Limited	England and Wales
Ohio Hospital for Psychiatry, LLC	Ohio
OKS, LLC	Delaware
Options Treatment Center Acquisition Corporation dba Options Behavioral Health System dba Options Treatment Center dba YFCS OPT	Indiana
OTE, LLC	Delaware
Parkersburg Treatment Center, LLC dba Parkersburg Treatment Center	West Virginia
Partnerships in Care Investments 1 Limited	England and Wales
Partnerships in Care Investments 2 Limited	England and Wales
Partnerships in Care Limited	England and Wales
Partnerships in Care Management Limited	England and Wales
Partnerships in Care Property 1 Limited	England and Wales

Name of Subsidiary	Jurisdiction of Incorporation or Organization
(including dba name, if applicable)

Partnerships in Care Property 2 Limited	England and Wales
Partnerships in Care Property 3 Limited	England and Wales
Partnerships in Care Property 4 Limited	England and Wales
Partnerships in Care Property 5 Limited	England and Wales
Partnerships in Care Property 6 Limited	England and Wales
Partnerships in Care Property 7 Limited	England and Wales
Partnerships in Care Property 8 Limited	England and Wales
Partnerships in Care Property 9 Limited	England and Wales
Partnerships in Care Property 10 Limited	England and Wales
Partnerships in Care Property 11 Limited	England and Wales
Partnerships in Care Property 12 Limited	England and Wales
Partnerships in Care Property 13 Limited	England and Wales
Partnerships in Care Property 14 Limited	England and Wales
Partnerships in Care Property 15 Limited	England and Wales
Partnerships in Care Property 16 Limited	England and Wales
Partnerships in Care Property 17 Limited	England and Wales
Partnerships in Care Property 18 Limited	England and Wales
Partnerships in Care Property 19 Limited	England and Wales
Partnerships in Care Property 20 Limited	England and Wales
Partnerships in Care Property 21 Limited	England and Wales
Partnerships in Care Property 22 Limited	England and Wales
Partnerships in Care Property 23 Limited	England and Wales
Partnerships in Care Property 24 Limited	England and Wales
Partnerships in Care Property 25 Limited	England and Wales
Partnerships in Care Property Holding Company Limited	England and Wales
Partnerships in Care Scotland Limited	England and Wales
Passages to Recovery, LLC	Delaware
PHC MeadowWood, LLC	Delaware
PHC of Michigan, Inc.	Massachusetts
PHC of Nevada, Inc.	Massachusetts
PHC of Utah, Inc.	Massachusetts
PHC of Virginia, LLC	Massachusetts
Phoenix Outdoor, LLC	Delaware
Piney Ridge Treatment Center, LLC dba Piney Ridge Treatment Center dba Piney Ridge Center dba Ridgeview Group Home	Delaware
Piper Holdco 1, Ltd.	England and Wales
Piper Holdco 2, Ltd.	England and Wales
Pomegranate Acquisition Sub, LLC	Delaware
Psychiatric Resource Partners, LLC	Delaware
Rebound Behavioral Health, LLC	South Carolina
Red River Holding Company, LLC	Delaware
Red River Hospital, LLC	Delaware
Rehabilitation Centers, LLC dba Millcreek of Magee dba Millcreek of Pontotoc	Mississippi
Resolute Acquisition Corporation dba Resolute Treatment Center dba Resolute Treatment Facility dba YFCS REL dba Resolute dba Polaris Group Home	Indiana
Richmond Treatment Center, LLC dba Richmond Treatment Center	Indiana
Riverview Behavioral Health, LLC dba Vista Health Texarkana dba Riverview Behavioral Health	Texas

Name of Subsidiary	Jurisdiction of Incorporation or Organization
(including dba name, if applicable)

RiverWoods Behavioral Health, LLC dba Riverwoods Behavioral Health dba Blue Ridge Mountain Recovery Center	Delaware
Rolling Hills Hospital, LLC	Oklahoma
RTC Resource Acquisition Corporation dba YFCS RES dba Resource Treatment Facility dba RTC Resource	Indiana
San Diego Health Alliance dba Capalina Clinic dba El Cajon Treatment Center dba Fashion Valley Clinic	California
San Diego Treatment Services dba Home Avenue Clinic dba Third Avenue Clinic	California
San Juan Capestrano Hospital, Inc.	Puerto Rico
Seven Hills Hospital, Inc.	Delaware
Shaker Clinic, LLC	Ohio
Sheltered Living Incorporated dba Life Healing Center of Santa Fe	Texas
Sierra Tucson Inc. dba Sierra Tucson	Delaware
SJBH, LLC	Delaware
Skyway House, LLC	Delaware
Sober Living by the Sea, Inc. dba Sunrise Recovery Ranch dba The Rose of Newport Beach dba The Victorian of Newport Beach dba Sober Living IOP dba The Landing at Newport Beach	California
Sonora Behavioral Health Hospital, LLC	Delaware
Southern Indiana Treatment Center, LLC dba Southern Indiana Treatment Center	Indiana
Southwestern Children’s Health Services, Inc. dba Parc Place dba Parc Place Behavioral dba Oasis Behavioral Health Hospital	Arizona
Southwood Psychiatric Hospital, LLC dba Southwood Psychiatric Hospital	Pennsylvania
Stone Mountain School, Inc. dba Stone Mountain School	Delaware
Structure House, LLC dba Wellspring at Structure House	Delaware
Success Acquisition, LLC	Indiana
SunHawk Academy of Utah, Inc. dba SunHawk Adolescent Recovery Center	Delaware
SUWS of the Carolinas, Inc. dba SUWS Seasons	Delaware
Swift River Academy, L.L.C.	Delaware
Talisman Academy, LLC	Delaware
Ten Broeck Tampa, LLC	Florida
Ten Lakes Center, LLC	Ohio
Texarkana Behavioral Associates, L.C. dba Riverview Behavioral Health Outpatient Program dba Vantage Point Behavioral Health dba Vantage Point of Northwest Arkansas	Texas

Name of Subsidiary	Jurisdiction of Incorporation or Organization
(including dba name, if applicable)

dba Vantage Point of the Ozarks dba Valley Behavioral Health System dba Valley Behavioral Health Outpatient Program dba Valley Behavioral Health System Outpatient Program dba Vista Health
The Camp Recovery Centers, L.P. dba Azure Acres dba Starlite Recovery Center dba The Camp Recovery Center dba Camp IOP-Campbell dba Camp IOP-Scotts Valley dba Camp IOP-Monterey dba Azure Acres IOP	California
The Pavilion at HealthPark, LLC dba Park Royal Hospital dba Park Royal Psychiatric Hospital at Healthpark dba Park Royal Outpatient Clinic	Florida
The Refuge, A Healing Place, LLC	Florida
TK Behavioral Holding Company, LLC	Delaware
TK Behavioral, LLC	Delaware
Transcultural Health Development, Inc. dba Coastal Recovery Center	California
Treatment Associates, Inc. dba Sacramento Treatment Center	California
TS NC, LLC	Delaware
Valley Behavioral Health System, LLC dba Valley Behavioral Health dba Valley Behavioral Health System	Delaware
Vermilion Hospital, LLC dba Vermilion Behavioral Health Systems dba Acadia Vermilion Hospital	Delaware
Village Behavioral Health, LLC dba The Village	Delaware
Virginia Treatment Center, Inc. dba Roanoke Treatment Center dba Lynchburg Treatment Center	Virginia
Vista Behavioral Holding Company, LLC	Delaware
Vista Behavioral Hospital, LLC	Delaware
Volunteer Treatment Center, Inc. dba Volunteer Treatment Center	Tennessee

WCHS, Inc.
dba Colton Clinical Services
dba Desert Treatment Clinic
dba Canyon Park Treatment Solutions
dba Recovery Treatment Center
dba Riverside Treatment Center
dba The Renton Clinic
dba Tacoma Treatment Solutions
dba Temecula Valley Treatment Center
dba Vancouver Treatment Solutions
dba Spokane Treatment Solutions
dba Anchorage Treatment Solutions

California
Webster Wellness Professionals, LLC	Missouri
Wellplace, Inc.	Massachusetts
Wellspring Community Programs, LLC	Delaware
Wheeling Treatment Center, LLC dba Wheeling Treatment Center	West Virginia

Name of Subsidiary	Jurisdiction of Incorporation or Organization
(including dba name, if applicable)

White Deer Realty, Ltd.	Pennsylvania

White Deer Run, Inc.
dba Cove PREP
dba White Deer Run of Lancaster
dba New Perspectives at White Deer Run
dba White Deer Run at Blue Mountain
dba New Directions at Cove Forge
dba Cove Forge Renewal Center
dba White Deer Run of Allentown
dba White Deer Run of Allenwood
dba White Deer Run of Harrisburg
dba White Deer Run of Lewisburg
dba White Deer Run of Lancaster
dba White Deer Run of New Castle
dba White Deer Run of Williamsport
dba White Deer Run of York
dba Cove Forge Behavioral System at Erie
dba Cove Forge Behavioral System at Pittsburg
dba Cove Forge Behavioral System at Williamsburg
dba Lehigh County Center for Recovery

Pennsylvania
Wichita Treatment Center Inc.	Kansas
Wilderness Therapy Programs, Inc. dba SageWalk, the Wilderness School	Oregon
Williamson Treatment Center, LLC	West Virginia
Wilmington Treatment Center, Inc.	Virginia
Youth And Family Centered Services of New Mexico, Inc. dba Desert Hills	New Mexico
Youth Care of Utah, Inc. dba Pine Ridge Academy dba Youth Care	Delaware